EXHIBIT 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350:

     In connection with the accompanying Quarterly Report on Form 10-Q of CoStar Group, Inc., for the quarter ended June 30, 2002, I, Andrew C. Florance, Chief Executive Officer of CoStar Group, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1) such Quarterly Report on Form 10-Q of CoStar Group, Inc., for the quarter ended June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) the information contained in such Quarterly Report on Form 10-Q of CoStar Group, Inc., for the quarter ended June 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of CoStar Group, Inc.

Dated: August 13, 2002	By: /s/ Andrew C. Florance

Andrew C. Florance
Chief Executive Officer
(Principal Executive Officer
and Duly Authorized Officer)